       As Filed With the Securities and Exchange Commission on May 22, 2002
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington. D.C. 20549

                              ___________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ___________________

                          POWERWAVE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                      11-2723423
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

              1801 E. St. Andrew Place, Santa Ana, California 92705
                    (Address of Principal Executive Offices)

                              ___________________

                             2002 STOCK OPTION PLAN
                            (Full title of the plan)
                              ___________________

                                Bruce C. Edwards
                      President and Chief Executive Officer
                          Powerwave Technologies, Inc.
                            1801 E. St. Andrew Place
                           Santa Ana, California 92705
                     (Name and address of agent for service)

                                 (714) 466-1000
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                               Nick E. Yocca, Esq.
                              Mark L. Skaist, Esq.
           Stradling Yocca Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

                                     CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
                                                Proposed Maximum           Proposed Maximum
  Title of Securities       Amount To Be          Offering Price       Aggregate Offering Price        Amount Of
   To Be Registered        Registered (1)         Per Share (2)                   (2)              Registration Fee
---------------------------------------------------------------------------------------------------------------------
 Common Stock, $0.0001    2,000,000 shares           $11.67                  $23,340,000               $2,147.28
       par value
---------------------------------------------------------------------------------------------------------------------

(1) Also registered hereunder are an indeterminate number of shares which may become issuable pursuant to the anti-dilution adjustment provisions of the Registrant's 2002 Stock Option Plan.
(2) In accordance with Rule 457(h), the aggregate offering price of the 2,000,000 shares of Common Stock registered hereby is estimated, solely for purposes of calculating the registration fee, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and the low prices reported by the Nasdaq National Market for the Common Stock on May 20, 2002, which was $11.67 per share.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents, which have been filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 2001.

         (b) All other reports filed by the Registrant with the Securities Exchange Commission pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 30, 2001.

         (c) The description of the Registrant's common stock, par value $0.0001 per share (the "Common Stock"), contained in the Registrant's Form 8-A dated October 9, 1996, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         (a) As permitted by the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation eliminates the liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a directors, except to the extent otherwise required by the Delaware General Corporation Law.

         (b) The Registrant has entered into indemnification agreements with each of its directors and officers which provide for the indemnification of such persons against any an all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8. Exhibits.
        ---------

        The following exhibits are filed as part of this Registration Statement:

        Number                      Description
        ------                      -----------

         4.1          2002 Stock Option Plan.

         4.2          Form of Stock Option Agreement under the 2002 Stock Option
                      Plan.

         5.1 Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

        23.1 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

        23.2          Consent of Deloitte & Touche LLP, independent auditors.

        24.1 Power of Attorney (included on signature page to the Registration Statement at page S-5).


Item 9. Undertakings.
---------------------

         (a)    The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
                --------  -------
shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on the 20th day of May, 2002.

                                       POWERWAVE TECHNOLOGIES, INC.

                                       By: /s/ Bruce C. Edwards
                                           -------------------------------------
                                           Bruce C. Edwards
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Powerwave Technologies, Inc., do hereby constitute and appoint Bruce C. Edwards and Kevin T. Michaels, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                      Title                        Date
      ---------                      -----                        ----

/s/ Bruce C. Edwards        President, Chief Executive          May 20, 2002
-----------------------
Bruce C. Edwards               Officer and Director
                           (Principal Executive Officer)

/s/ Kevin T. Michaels     Senior Vice President, Finance,       May 20, 2002
-----------------------
Kevin T. Michaels           Chief Financial Officer and
                                    Secretary
                             (Principal Financial and
                           Principal Accounting Officer)

/s/ John L. Clendenin       Chairman of the Board of Directors      May 20, 2002
-------------------------
John L. Clendenin


/s/ Gregory M. Avis                      Director                   May 20, 2002
-------------------------
Gregory M. Avis

/s/ Eugene L. Goda                       Director                   May 20, 2002
-------------------------
Eugene L. Goda

/s/ David L. George                      Director                   May 20, 2002
-------------------------
David L. George

/s/ Andrew Sukawaty                      Director                   May 20, 2002
-------------------------
Andrew Sukawaty

/s/ Safi U. Qureshey                     Director                   May 20, 2002
-------------------------
Safi U. Qureshey

/s/ Carl W. Neun                         Director                   May 20, 2002
-------------------------
Carl W. Neun

                                  EXHIBIT INDEX


     Number              Description
     ------              -----------

       4.1     2002 Stock Option Plan

       4.2     Form of Stock Option Agreement under the 2002 Stock
               Option Plan

       5.1     Opinion of Stradling Yocca Carlson & Rauth, a
               Professional Corporation, Counsel to the Registrant.

      23.1     Consent of Stradling Yocca Carlson & Rauth, a
               Professional Corporation (included in the Opinion filed as Exhibit 5.1).

      23.2 Consent of Deloitte & Touche, LLP, independent auditors.

      24.1 Power of Attorney (included on signature page to the Registration Statement at page S-5).